Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Francis M. Rowan
Linens ‘n Things
(973) 815-2929
Frowan@lnt.com

Linens ‘n Things Reports Third Quarter 2006 Financial Results

Clifton, NJ — November 14, 2006 — Linens Holding Co. (“LNT” or the “Company”), a leading home furnishings specialty retailer known as “Linens ‘n Things,” today reported its financial results for the third quarter ended September 30, 2006.

The Company reported total net sales of $658.2 million for the quarter, a 4.6% increase over the same quarter in 2005.  This increase in net sales resulted from the opening of new store locations and an increase in comparable store sales for the quarter of 0.2%.

The Company defines EBITDA as earnings before interest, income taxes, depreciation and amortization.  As part of its reporting, it also presents Adjusted EBITDA, which excludes the impact of transaction expenses from the February 2006 acquisition of Linens ‘n Things, Inc. and other non-recurring or non-cash expenses, and normalizes occupancy costs for certain purchase accounting and rent-related adjustments.  For the quarter, the Company generated Adjusted EBITDA of $21.3 million compared to Adjusted EBITDA of $30.6 million in the third quarter of 2005.  Adjusted EBITDA decreased from the third quarter of 2005 as the increase in net sales during this year’s third quarter was more than offset by increased expenses associated with new stores and by higher freight costs.  EBITDA for the third quarter of 2006 was $15.2 million compared to EBITDA of $25.3 million in the third quarter of 2005.

The Company generated a net loss for the third quarter of 2006 of $27.4 million compared with net earnings of $1.0 million in the third quarter of 2005.

“While we continue to reposition the business for longer-term success, we believe signs of improved fundamentals emerged with our third quarter performance.  Comparable store sales have stabilized in a flat range for the past two quarters after several consecutive quarters of declining same store sales,” said Robert DiNicola, Chairman and Chief Executive Officer.  “We will continue to focus our efforts to improve the depth of ownership of key products, create a cleaner and crisper store merchandise presentation, and enhance our marketing efficiencies as we head into the upcoming holiday selling season,” added Mr. DiNicola.

For the third quarter, the Company used cash in operating activities of $59.8 million, ending the quarter with a short-term borrowing position of $225.9 million and excess availability under its revolving credit facility of $180.4 million.   Utilization of cash in the third quarter primarily reflects the customary seasonal build up of inventories to support the upcoming fourth quarter holiday season.  At September 30, 2006, the Company had $652.0 million of total long-term debt outstanding.  For the third quarter of 2006, the Company had capital expenditures of $15.9 million.

Net sales for the thirty-nine week period ended September 30, 2006 increased 5.0% to $1,862.6 million, as compared with net sales of $1,773.5 million for the same period last year.  Comparable store sales for the thirty-nine week period ended September 30, 2006 decreased 1.0%.

Net loss for the thirty-nine week period ended September 30, 2006 was $132.0 million as compared with a net loss of $9.0 million for the same period last year.

During the third quarter of 2006, the Company opened eight stores and closed two stores as compared with opening fourteen stores and closing three stores during the third quarter of 2005.  Store square footage increased approximately 5.7% to 18.6 million at September 30, 2006 compared with 17.6 million at October 1, 2005.

The Company will host a conference call to report the third quarter 2006 financial results on November 14, 2006 at 12:00 pm ET.  To listen to this call, dial: 1-888-694-4702, conference ID 8041005.  Following the completion of the call, a replay will be available through December 5, 2006 by dialing 1-877-519-4471, passcode 8041005.  A webcast of the call will be available on www.lnt.com through December 5, 2006.

Linens ‘n Things, with 2005 sales of approximately $2.7 billion, is one of the leading, national large format retailers of home textiles, housewares and home accessories.  As of September 30, 2006, Linens ‘n Things operated 561 stores in 47 states and six provinces across the United States and Canada.  More information about Linens ‘n Things can be found online at www.lnt.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business that is not historical information.  As a general matter, forward-looking statements are those focused upon future or anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature.  The words “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would” and “could,” often identify forward-looking statements.  The Company believes there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain, and we may not realize our expectations and our beliefs may not prove correct. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. The Company’s actual results and future financial condition may differ materially from those described or implied by any such forward-looking statements as a result of many factors that may be outside the Company’s control.  Such factors include, without limitation: general economic conditions; changes in the retailing environment and consumer spending habits; inclement weather and natural disasters; competition from existing and potential competitors; the amount of merchandise markdowns; loss or retirement of key members of management; increases in the costs of borrowings and unavailability of additional debt or equity capital; impact of our substantial indebtedness on our operating income and our ability to grow; the cost of labor; labor disputes; increased healthcare benefit costs; and other costs and expenses.  This list of factors is not intended to be exhaustive.

LINENS HOLDING CO. and SUBSIDIARIES (AND PREDECESSOR)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	Thirteen Weeks Ended
	September 30, 2006	October 1, 2005
	(Successor Entity)	(Predecessor Entity)

Net sales	$658,155	$629,268
Cost of sales, including buying and distribution costs	388,579	370,953

Gross profit	269,576	258,315
Selling, general and administrative expenses	287,752	255,508

Operating (loss) income	(18,176)	2,807
Interest income	(18)	(54)
Interest expense	23,572	1,216

Interest expense, net	23,554	1,162

(Loss) income before (benefit) provision for income taxes	(41,730)	1,645
(Benefit) provision for income taxes	(14,355)	621

Net (loss) income	$(27,375)	$1,024

LINENS HOLDING CO. and SUBSIDIARIES (AND PREDECESSOR)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	February 14 to September 30, 2006	January 1 to February 13, 2006	Thirty-nine Weeks Ended October 1, 2005
	(Successor Entity)	(Predecessor Entity)	(Predecessor Entity)

Net sales	$1,577,583	$284,971	$1,773,531
Cost of sales, including buying and distribution costs	951,007	180,675	1,041,880

Gross profit	626,576	104,296	731,651
Selling, general and administrative expenses	705,705	174,138	743,364

Operating loss	(79,129)	(69,842)	(11,713)
Interest income	(137)	(668)	(678)
Interest expense	55,404	—	3,301

Interest expense (income), net	55,267	(668)	2,623

Loss before benefit for income taxes	(134,396)	(69,174)	(14,336)
Benefit for income taxes	(50,322)	(21,270)	(5,354)

Net loss	$(84,074)	$(47,904)	$(8,982)

LINENS HOLDING CO. and SUBSIDIARIES (AND PREDECESSOR)
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Successor Entity	Predecessor Entity
	September 30, 2006	December 31, 2005	October 1, 2005
Assets
Current assets:
Cash and cash equivalents	$11,394	$158,158	$37,608
Accounts receivable	33,886	43,561	50,369
Inventories	999,316	787,283	863,100
Prepaid expenses and other current assets	66,788	17,425	41,587
Current deferred taxes	11,146	2,033	834
Total current assets	1,122,530	1,008,460	993,498

Property and equipment, net of accumulated depreciation of $74,339, $464,496 and $446,362 at September 30, 2006, December 31, 2005 and October 1, 2005, respectively	572,500	612,247	601,261
Identifiable intangible assets, net	155,361	1,301	1,352
Goodwill	277,152	18,126	18,126
Deferred financing cost and other noncurrent assets, net	35,218	10,700	11,799

Total assets	$2,162,761	$1,650,834	$1,626,036

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$331,667	$267,582	$279,411
Accrued expenses and other current liabilities	155,136	199,024	167,685
Current deferred taxes	—	4,401	3,917
Short-term borrowings	225,934	—	30,000

Total current liabilities	712,737	471,007	481,013
Senior secured notes and other long-term debt, net of current portion	652,028	2,076	2,094
Noncurrent deferred income taxes	180,862	54,416	65,780
Other long-term liabilities	48,512	273,472	272,697

Total liabilities	1,594,139	800,971	821,584

Total shareholders’ equity	568,622	849,863	804,452

Total liabilities and shareholders’ equity	$2,162,761	$1,650,834	$1,626,036

LINENS HOLDING CO. and SUBSIDIARIES (AND PREDECESSOR)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Successor Entity	Predecessor Entity
	February 14 to September 30, 2006	January 1 to February 13, 2006	Thirty-nine Weeks Ended October 1, 2005
Cash flows from operating activities:
Net loss	$(84,074)	$(47,904)	$(8,982)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	80,215	12,642	66,216
Deferred income taxes	(33,546)	(6,646)	782
Share-based compensation	3,363	12,484	818
Amortization of deferred financing charges	2,725	43	559
Loss on sale and disposals of property and equipment	416	—	625
Loss on fixed asset impairment writedown	—	—	1,452
Changes in assets and liabilities, net of effect of acquisition:
Decrease (increase) in accounts receivable	12,047	(2,240)	(24,476)
Increase in inventories	(177,910)	(31,886)	(145,922)
Increase in prepaid expenses and other current assets	(37,579)	(12,153)	(4,204)
Decrease (increase) in identifiable intangible assets, goodwill, deferred financing cost and other noncurrent assets, net	398	9,580	(2,886)
Increase in accounts payable	56,077	7,244	32,815
Decrease in accrued expenses and other liabilities, net	(33,878)	(6,310)	(28,123)
Net cash used in operating activities	(211,746)	(65,146)	(111,326)

Cash flows from investing activities:
Acquisition of the Company, net of cash acquired(1)	(1,205,502)	—	—
Additions to property and equipment	(41,138)	(7,776)	(88,994)
Proceeds from sale of property and equipment	3,100	—	—
Net cash used in investing activities	(1,243,540)	(7,776)	(88,994)

Cash flows from financing activities:
Issuance of common stock to Linens Investors LLC and others	650,650	—	—
Issuance of floating rate notes	650,000	—	—
Financing and direct acquisition costs	(59,254)	—	—
Premium paid for derivative financial instrument	(700)	—	—
Issuance of common stock under stock incentive plans	—	—	3,081
Federal tax benefit from common stock issued under stock incentive plans	—	4,298	447
Increase in short-term borrowings	225,934	—	30,000
Decrease (increase) in treasury stock	—	674	(130)
Net cash provided by financing activities	1,466,630	4,972	33,398

Effect of exchange rate changes on cash and cash equivalents	50	125	521
Net increase (decrease) in cash and cash equivalents	11,394	(67,825)	(166,401)
Cash and cash equivalents at beginning of period	—	158,158	204,009
Cash and cash equivalents at end of period	$11,394	$90,333	$37,608

(1)          In connection with the Merger, net cash settlements of approximately $20.0 million and $4.4 million for stock options and restricted stock units, respectively, are included in “Acquisition of the Company, net of cash acquired.”

Net loss reconciliation to EBITDA and Adjusted EBITDA

LNT defines EBITDA as net income before interest expense (net), income tax expense, depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA adjusted to exclude the additional items described in the table below.

The Company presents EBITDA and Adjusted EBITDA because it considers them as useful analytical tools for measuring its ability to service its debt and generate cash for other purposes. EBITDA and Adjusted EBITDA are not measurements of the Company’s financial performance under Generally Accepted Accounting Principles (“GAAP”) and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or an alternative to cash flow from operating activities as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is presented as additional information because management uses Adjusted EBITDA to evaluate the operating performance of the Company. Management also believes that Adjusted EBITDA is a meaningful measurement that is commonly used by investors, security analysts and others to measure the Company’s operating performance.  EBITDA and Adjusted EBITDA may differ from other similarly titled measures of other companies, limiting its usefulness as a comparative measure.

For the thirteen weeks and thirty-nine weeks ended September 30, 2006 and October 1, 2005, the following table presents EBITDA reconciled to the Company’s net (loss) income for such periods and Adjusted EBITDA reconciled to EBITDA for such periods.

LINENS HOLDING CO. (AND PREDECESSOR)
(In thousands)
(Unaudited)

	Thirteen Weeks Ended September 30, 2006	Thirteen Weeks Ended October 1, 2005	Thirty-Nine Weeks Ended September 30, 2006	Thirty-Nine Weeks Ended October 1, 2005
Net (loss) income	$(27,375)	$1,024	$(131,978)	$(8,982)
(Benefit) provision for income taxes	(14,355)	621	(71,592)	(5,354)
Interest expense, net	23,554	1,162	54,599	2,623
Depreciation and amortization	33,399	22,541	92,857	66,216
EBITDA	15,223	25,348	(56,114)	54,503

Non-cash rent expense (a)	3,416	1,775	8,646	3,680
Non-cash lease transactions (b)	(611)	—	(1,495)	—
Non-cash landlord allowance amortization (c)	(286)	(5,608)	(3,575)	(16,053)
Cash landlord allowances received (d)	1,698	5,554	5,050	16,445
EBITDA after rent related adjustments	19,440	27,069	(47,488)	58,575

Transaction expenses (e)	850	921	33,004	921
Non-cash fixed asset impairment charge (f)	—	1,452	—	1,452
Non-cash stock-based compensation (g)	—	329	3,180	818
Non-recurring consulting expenses (h)	—	850	—	3,050
Accelerated payment of stock option (i)	—	—	9,305	—
Stock Option Expense (SFAS 123R) (j)	1,035	—	3,363	—
Executive severance (k)	—	—	1,692	—
Adjusted EBITDA	$21,325	$30,621	$3,056	$64,816

(a)             Represents the straight-line effect of scheduled rent increases over the expected lease term.

(b)            Represents non-cash unfavorable lease amortization for leases valued below market as a result of the acquisition of the Company by Apollo Management.

(c)             Non-cash landlord allowance amortization represents the amortization of cash allowances received from landlords at          inception of leases.  Non-cash landlord allowance amortization has the effect of reducing rent expense.

(d)            Represents cash allowances received from landlords at inception of leases.

(e)             Transaction costs represent merger related expenses.

(f)               Represents the non-cash accelerated write-down of the book value of certain underperforming fixed assets.

(g)            Represents non-cash compensation expense related to prior restricted stock grants.

(h)            Represents non-recurring consulting costs related to a strategic corporate profitability project that began in 2004, was completed in 2005 and was significantly greater in scope and costs than the Company typically incurs or is expected to incur.

(i)                Represents acceleration of compensation expense related to stock option grants as a result of the acquisition of the company by Apollo Management.

(j)                Represents stock compensation expense related to stock option grants under Statement of Financial Accounting Standards No. 123R (Revised 2004).

(k)             Charges related to severance for departure of Jane Gilmartin.